Exhibit 10.1

JUNIOR SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT

between

DYNTEK, INC.

and

TRUST A-4 – LLOYD I. MILLER

Dated as of April 13, 2007

INDEX TO SCHEDULES

SCHEDULE I	Schedule for Notices and Payment
SCHEDULE II	Disclosure Schedules
SCHEDULE III	Use of Proceeds

INDEX TO EXHIBITS

EXHIBIT A	Form of Junior Secured Convertible Promissory Note
EXHIBIT B	Form of Security and Pledge Agreement

THIS JUNIOR SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT (as the same may be amended, modified, supplemented or restated from time to time in accordance herewith, the “Agreement”) is dated as of April 13, 2007, by and between DynTek, Inc., a Delaware corporation (the “Company”), and Trust A-4 – Lloyd I. Miller (the “Purchaser”).

WHEREAS, the Company wishes to issue and sell to the Purchaser up to an aggregate of $5,000,000 in principal amount of a junior secured convertible promissory note; and

WHEREAS, the Purchaser desires to purchase such note on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

ARTICLE I

PURCHASE AND SALE OF NOTE AND TERMS OF NOTE

SECTION 1.01.           Purchase and Sale of Note.  The Company agrees to issue and sell to the Purchaser, and, subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, the Purchaser agrees to purchase, the Company’s Junior Secured Convertible Promissory Note (the “Note”, which term will also include any notes delivered in exchange or replacement therefor), due April 13, 2012 (the “Note Maturity Date”), in the original aggregate principal amount of $5,000,000.00.  The Note will be substantially in the form set forth in Exhibit A hereto.  The closing of such purchase and sale (the “Closing”) will be held at the office of Stradling Yocca Carlson & Rauth, P.C., 660 Newport Center Drive, Newport Beach, Suite 1600, CA 92660, on April 13, 2007 (the “Closing Date”) at 10:00 A.M., Pacific Time, or at such other time and place as the Company and the Purchaser mutually agree upon.  At the Closing, the Company will issue and deliver to the Purchaser one Note payable to the order of the Purchaser, in the principal amount of $5,000,000.00, against delivery to the Company of cash in the aggregate amount of $5,000,000, less the Purchaser’s reasonable estimated expenses to be paid by the Company pursuant to Section 7.01, which shall be payable to the Company by check, wire transfer, or delivery or transference of such sum to the Company by any combination of such methods of payment.

SECTION 1.02.           Payments and Endorsements.  Payments of principal and interest on the Note will be made directly by (i) check duly mailed or delivered to the Purchaser or, in the event of a subsequent transfer or exchange of the Note pursuant to Section 1.08 hereof, to the then registered holder of the Note (in either case, the “Holder”) at the address referred to in Schedule I or in any notice delivered by the Holder to the Company, or (ii) wire transfer to the account of the Holder referred to in Schedule I or in any notice delivered by the Holder to the Company, without any presentment or notation of payment, except that prior to any transfer of the Note, the then Holder of record will endorse on the Note a record of the date to which interest has been paid and all payments made on account of principal of the Note.

SECTION 1.03.           Interest Rate; Payment of Principal and Interest.  The Note will accrue interest at the rate of nine percent (9.00%) per annum.  The said interest shall become due quarterly in arrears and shall be payable on the last day of each fiscal quarter (each, an “Interest Payment Date”) in respect of the immediately preceding completed fiscal quarter.  The first Interest Payment Date will be June 30, 2007.  At the Company’s sole option, all interest payments due and payable through June 30, 2010 may be paid in kind at the rate of thirteen percent (13.00%) per annum, compounding quarterly, in which case the accrued interest will be added to the principal amount of the Note on the applicable

Interest Payment Date, and interest will accrue on the aggregate principal amount.  All interest payments due and payable after June 30, 2010 must be paid in cash.  The Note shall be due and payable in full at the Note Maturity Date unless earlier converted in accordance with Section 3 of the Note.

SECTION 1.04.           Redemption of Note.  At any time until the Note has been repaid in full, the Company may, at its sole option, redeem a portion of the outstanding principal amount of the Note, from time to time, or the entire outstanding principal amount of the Note, plus any and all accrued but unpaid interest on such principal amount, through the date of repayment (such entire outstanding principal amount, plus all such accrued but unpaid interest, hereinafter referred to for purposes of this Agreement as the “Redemption Amount”) by paying to the holder of the Note: (i) 113% of the Redemption Amount if the date of repayment occurs any time prior to or on the first anniversary of this Agreement; (ii) 109.75% of the Redemption Amount if the date of repayment occurs any time after the first anniversary of this Agreement but prior to or on the second anniversary of this Agreement; (iii) 106.50% of the Redemption Amount if the date of repayment occurs any time after the second anniversary of this Agreement but prior to or on the third anniversary of this Agreement; (iv) 103.25% of the Redemption Amount if the date of repayment occurs any time after the third anniversary of this Agreement but prior to or on the fourth anniversary of this Agreement; and (v)  100.00% of the Redemption Amount if the date of repayment occurs any time after the fourth anniversary of this Agreement but prior to or on the Note Maturity Date.

SECTION 1.05.           Conversion of Note.  All or any part of the principal plus accrued but unpaid interest on the Note may be converted at any time into a number of fully paid and nonassessable shares of Common Stock of the Company, at the sole option of the Holder, pursuant to the terms and conditions of conversion set forth in the Note.  The conversion price shall initially be $0.175, subject to adjustment pursuant to the terms of the Note.  The Company acknowledges and agrees that the conversion price of each of those certain Junior Secured Convertible Promissory Notes, issued on March 8, June 15 and September 26, 2006, respectively, shall be reduced from $0.20 to $0.175 in accordance with their terms.

SECTION 1.06.           Payment on Non-Business Days.  Whenever any payment to be made will be due on a Saturday, Sunday or a public holiday under the laws of the State of California, such payment may be made on the next succeeding business day, and such extension of time will in such case be included in the computation of payment of interest due.

SECTION 1.07.           Registration of Note.  The Company will maintain at its principal office a register of the Note and will record therein the name and address of the registered Holder of the Note, the address to which notices are to be sent and the address to which payments are to be made as designated by the Holder if other than the address of the Holder, and the particulars of all transfers, exchanges and replacements of Note.  No transfer of the Note will be valid unless made on such register for the Holder or its executors or administrators or its or their duly appointed attorney, upon surrender therefor for exchange as hereinafter provided, accompanied by an instrument in writing, in form and execution reasonably satisfactory to the Company.  The Note issued hereunder, whether originally or upon transfer, exchange or replacement of the Note, will be registered on the date of execution thereof by the Company and will be dated the date to which interest has been paid on the Note.  The Holder of the Note will be that person in whose name the Note has been so registered by the Company.  The Holder will be deemed the owner of the Note for all purposes of this Agreement and, subject to the provisions hereof, will be entitled to the principal and interest evidenced by the Note free from all equities or rights of setoff or counterclaim between the Company and the transferor of such registered holder or any previous registered holder of the Note.

SECTION 1.08.           Transfer and Exchange of Note.  The Holder of the Note may, prior to maturity or prepayment thereof, surrender the Note at the principal office of the Company for transfer or exchange; provided, however, the Holder will not transfer the Note (a) to any person or entity which is not an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”), (b) to any person or entity that could result in the loss of the exemption from registration under the Securities Act applicable to the original sale of the Note, as determined in the reasonable discretion of the Company pursuant to a written opinion of the Company’s counsel, (c) so long as no Event of Default has occurred, without the consent of the Company, which consent will not be unreasonably withheld, and (d) to any person or entity unless such person or entity shall have agreed in writing to be bound by the terms of this Agreement.  Within a reasonable time after notice to the Company from the Holder of its intention to make such exchange and without expense (other than transfer taxes, if any) to the Holder, subject to the Company’s consent, if such consent is required by this Section 1.08, the Company will issue in exchange therefor another Note, in such denomination as requested by the Holder, for the same aggregate principal amount as the unpaid principal amount of the Note so surrendered and having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note so surrendered.  The new Note will be made payable to such person or persons, or registered assigns, as the Holder of such surrendered Note may designate, and such transfer or exchange will be made in such a manner that no gain or loss of principal or interest will result therefrom.

SECTION 1.09.           Replacement of Note.  Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Note, the Company will issue a new Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note; provided, however, if any Note of which the Purchaser is the registered holder is lost, stolen or destroyed, the affidavit of the President, Treasurer or any Assistant Treasurer or any other authorized representative of the Purchaser setting forth the circumstances with respect to such loss, theft or destruction will be accepted as satisfactory evidence thereof, and no indemnification bond or other security will be required as a condition to the execution and delivery by the Company of a new Note in replacement of such lost, stolen or destroyed Note other than the Purchaser’s written agreement to indemnify the Company.

SECTION 1.10.           Events of Default.  If any of the following events (“Events of Default”) shall occur and be continuing:

(a)                                  The Company will fail to pay any installment of principal of, or interest due on, the Note within five (5) calendar days of the date such installment is due;

(b)                                  Any material representation or warranty made by the Company or DynTek Services, Inc. a Delaware corporation and a wholly-owned subsidiary of the Company (“DSI”), in this Agreement or the Security and Pledge Agreement (as hereinafter defined), or by the Company or DSI (or any officers of the Company or DSI) in any certificate, instrument or written statement contemplated by or made or delivered pursuant to or in connection with this Agreement or the Security and Pledge Agreement will prove to have been incorrect when made in any material respect;

(c)                                  The Company or DSI will fail to perform or observe any other material term, covenant or agreement contained in this Agreement, the Security and Pledge Agreement, the Note or any agreement executed and delivered by the Company or DSI in connection with this Agreement or the Security and Pledge Agreement on its part to be performed or observed and any such failure remains unremedied for ten (10) business days after written notice thereof will have been given to the Company by any registered holder of the Note;

(d)                                  The Company or any of its subsidiaries, will fail to pay any indebtedness in excess of an aggregate of $100,000 for borrowed money (other than as evidenced by the Note) owing by the Company or any of its subsidiaries, or any interest or premium thereon, when due (or, if permitted by the terms of the relevant document, within any applicable grace period), whether such indebtedness will become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or will fail to perform any term, covenant or agreement on its part to be performed under any agreement or instrument evidencing or securing or relating to any indebtedness in excess of an aggregate of $100,000 owing by the Company or any of its subsidiaries when required to be performed (or, if permitted by the terms of the relevant document, within any applicable grace period), if the effect of such failure to pay or perform is to accelerate, or to permit the holder or holders of such indebtedness, or the trustee or trustees under any such agreement or instrument to accelerate, the maturity of such indebtedness, unless such failure to pay or perform will be waived by the holder or holders of such indebtedness or such trustee or trustees;

(e)                                  The Company or any of its subsidiaries will be involved in financial difficulties as evidenced (i) by its admitting in writing its inability to pay its debts generally as they become due; (ii) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect; (iii) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition; (iv) by the entry of an order for relief in any involuntary case commenced under said Title 11; (v) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief; (vi) by the entry of an order by a court of competent jurisdiction (a) finding it to be bankrupt or insolvent, (b) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (c) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or (vii) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property; or

(f)                                    Any judgment, writ, warrant of attachment or execution or similar process will be issued or levied against a substantial part of the property of the Company or any of its subsidiaries and such judgment, writ, or similar process will not be released, vacated or fully bonded within sixty (60) days after its issue or levy;

then, and in any such event, any holder of the Note may, by notice to the Company, declare the entire unpaid principal amount of the Note, all interest accrued and unpaid thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note, all such accrued interest and all such amounts will become and be forthwith due and payable (unless there will have occurred an Event of Default under subsection 1.15(e) in which case all such amounts will automatically become due and payable), without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser that, as of the Closing and except as set forth in the Disclosure Schedule attached as Schedule II (which Disclosure Schedule makes explicit reference to the particular representation or warranty as to which exception is taken, which in each case will constitute the sole representation and warranty as to which such exception will apply):

SECTION 2.01.           Organization, Qualifications and Corporate Power.

(a)                                  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so licensed or qualified does not have a material adverse effect on the Company’s business or financial condition.  The Company and its subsidiaries have the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement and the Security and Pledge Agreement, and to issue, sell and deliver the Note.

(b)                                  The Company has no subsidiaries, other than as set forth on Schedule II.  The Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity, other than as set forth on Schedule II.

SECTION 2.02.           Authorization of Agreements, Etc.

(a)                                  Except as set forth on Schedule II, the execution and delivery by the Company of this Agreement and the Security and Pledge Agreement, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Note have been duly authorized by all requisite corporate action and will not (i) violate any provision of law, any order of any court or other agency of government, (ii) violate the Certificate of Incorporation or the By-laws of the Company, each as amended, (iii) violate any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, (iv) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or (v) result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company (except pursuant to the terms of the Security and Pledge Agreement).

(b)                                  The Note has been duly authorized and, when issued in accordance with this Agreement, will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company.  The issuance, sale and delivery of the Note are not subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person.

SECTION 2.03.           Validity.  Each of this Agreement, the Security and Pledge Agreement and the Note has been duly executed and delivered by the Company and DSI and constitute the legal, valid and binding obligations of the Company and DSI, enforceable in accordance with their terms.

SECTION 2.04.           Authorized Capital Stock.  The authorized capital stock of the Company consists of 450,000,000 shares of Common Stock, $.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”).  As of the date of this Agreement, 58,234,989 shares of Common Stock and no shares of Preferred Stock were validly issued and outstanding, fully paid and nonassessable.  Except as disclosed in SEC Reports (as defined below), there are no options, warrants and convertible securities of the Company, and any other rights to acquire securities of the Company.  All outstanding securities of the Company are validly issued, fully paid and nonassessable.  No stockholder of the Company is entitled to any preemptive rights with respect to the purchase of or sale of any securities of the Company.

SECTION 2.05.           SEC Filings, Other Filings and Regulatory Compliance.  Since January 1, 2002, the Company has timely made all filings required to be made by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Company has delivered or made accessible to the Purchaser true, accurate and complete copies of (a) the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006, (b) the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2006 and December 31, 2006, (c) the Company’s definitive proxy statement dated October 27, 2006 relating to its Annual Meeting of Stockholders, and (d) all the Company’s Current Reports on Form 8-K filed since July 1, 2006 (collectively, the “SEC Reports”).  The SEC Reports when filed, complied in all material respects with all applicable requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002, if and to the extent applicable, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder applicable to the SEC Reports.  None of the SEC Reports, at the time of filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they were made.  The Company has taken, or will have taken prior to the Closing, all necessary actions to maintain eligibility of its Common Stock for trading on OTC Bulletin Board under all currently effective inclusion requirements.  Each balance sheet included in the SEC Reports (including any related notes and schedules) fairly presents in all material respects the consolidated financial position of the Company as of its date, and each of the other financial statements included in the SEC Reports (including any related notes and schedules) fairly presents in all material respect the consolidated results of operations of the Company for the periods or as of the dates therein set forth in accordance with generally accepted accounting principles (“GAAP”) consistently applied during the periods indicated or as a result of year end adjustments and except as may be indicated in the notes thereto or, in the case of interim consolidated financial statements, where information and footnotes contained in such financial statements are not required to be in compliance with GAAP).  Such financial statements included in the SEC Reports were, at the time they were filed, consistent with the books and records of the Company in all material respects and complied as to form in all material respects with then applicable accounting requirements and with the rules and regulations of the SEC with respect thereto.  The Company keeps accounting records in which all material assets and liabilities, and all material transactions, including off-balance sheet transactions, of the Company are recorded in accordance with GAAP.

SECTION 2.06.           Governmental Approvals.  Subject to the accuracy of the representations and warranties of the Purchaser set forth in Article III, no registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, the issuance, sale and delivery of the Note, other than filings pursuant to state securities laws (all of which filings have been made by the Company, other than those which are required or permitted to be made after the Closing and which will be duly made on a timely basis) in connection with the sale of the Note.

SECTION 2.07.           Offering of the Note.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Note to the Purchaser.  Based, in part, upon the Purchaser’s representations in Article III, the issuance of the Note to the Purchaser will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of the Securities Act.

SECTION 2.08.           Material Changes.  Except as set forth in Schedule II attached hereto, since June 30, 2006, there has not been (i) any direct or indirect redemption, purchase or other acquisition by the Company of any shares of Common Stock; (ii) any declaration, setting aside or payment of any dividend or other distribution by the Company with respect to the Common Stock; (iii) any material liabilities (absolute, accrued or contingent) incurred or assumed by the Company, other than current liabilities incurred in the ordinary course of business, liabilities under contracts entered into in the ordinary course of business, purchase price payment obligations incurred in connection with the acquisition of Sensible Security Solutions Inc., an Ontario corporation, and liabilities not required to be reflected on the Company’s financial statements pursuant to GAAP; or (iv) any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge) (each, a “Lien”) or adverse claim on any of the Company’s properties or assets, except for Liens for taxes not yet due and payable, interest of lessors under operating capital leases, purchase money liens, amounts deposited for security for surety bonds, Liens incurred in connection with the Company’s credit facility with New England Technology Finance, LLC, Liens incurred in the ordinary course of business or Liens that are not material in amount to the Company and its subsidiaries.

SECTION 2.09.           Litigation.  Except as disclosed in the Schedule II attached hereto, there is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or any of its subsidiaries that questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or that could reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company.  The foregoing includes, without limitation, actions pending or, to the Company’s knowledge, threatened involving the prior employment of any of the Company’s employees or their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers.  Neither the Company nor any of its subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental authority.  Except as disclosed in Schedule II attached hereto, there is no action, suit, proceeding or investigation by the Company or any of its subsidiaries currently pending or which the Company or any of its subsidiaries currently intends to initiate, which could reasonably be expected to have a material adverse effect.

SECTION 2.10.           Ownership of Property; Liens.  The Company and each of its subsidiaries has good and marketable title in fee simple, or a valid leasehold interest in, all of its real property; and good title to, or a valid leasehold interest in, all of its other property, and none such property is subject to any Lien except as set forth on Schedule II attached hereto.

SECTION 2.11.           Intellectual Property Rights.  To the best of its knowledge, the Company owns or possesses the licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights necessary to enable it to conduct its business as now operated (the “Intellectual Property”).  Except as set forth in Schedule II attached hereto, there are no material outstanding options, licenses or agreements relating to the Intellectual Property, nor is the Company bound by or a party to any material options, licenses or agreements relating to the patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names or copyrights of any other person or entity.  Except as set forth in Schedule II attached hereto, there is no claim or action or proceeding pending or, to the Company’s knowledge, threatened that challenges the right of the Company with respect to any Intellectual Property.  Except as set forth in Schedule II attached hereto, to the knowledge of the Company, the Company’s Intellectual Property does not infringe any intellectual property rights of any other person which, if the subject of an unfavorable decision, ruling or finding would have a material adverse effect.

SECTION 2.12.           Insurance.  The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged.

SECTION 2.13.           Brokers.  The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

SECTION 2.14.           Non-Operational Subsidiaries.  Neither BugSolver.Com, Inc., TekInsight e-Government Services, Inc., nor TekInsight Research, Inc. operates any business, nor does any such entity own any material assets.

SECTION 2.15.           Federal Reserve Regulations.  The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin securities (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Notes will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System.

SECTION 2.16.           Office Headquarters.  The sole lease agreement now currently in full force and effect for the Company’s principal place of business is that certain Office Lease Agreement, made and entered into as of the 21st day of July, 2003, by and between CA-Fairchild Corporate Center Limited Partnership, a Delaware limited partnership, as landlord, and Integration Technologies, Inc., a California corporation, tenant (as amended, supplemented, or otherwise modified from time to time) (the “Office Lease”).

SECTION 2.17.           Representations Complete.  The representations and warranties made by the Company in this Agreement, the statements made in any certificates furnished by the Company pursuant to this Agreement, and the statements made by the Company in any documents mailed, delivered or furnished to the Purchaser in connection with this Agreement, taken as a whole, do not contain and will not contain, as of their respective dates and as of the Closing Date, any misstatements of material fact or omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Company that:

(a)                                  it is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act;

(b)                                  it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

(c)                                  it has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management;

(d)                                  the Note being purchased by it is being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

(e)                                  it understands that (i) the Note has not been registered under the Securities Act, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or 506 promulgated under the Securities Act, (ii) the Note must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Note will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect;

(f)                                    each of this Agreement and the Security and Pledge Agreement is a valid, binding and enforceable obligation of the Purchaser, subject to applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditor’s rights and to the availability of the remedy of specific performance.  The Purchaser has all requisite power and authority to execute and deliver each of this Agreement and the Security and Pledge Agreement;

(g)                                 it understands that (i) the Note is being offered and sold to Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws, and (ii) that the Company is relying upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Note;

(h)                                 the Company or its counsel have made available all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Note which have been specifically requested by the Purchaser.  The Purchaser has been afforded the opportunity to ask questions of the Company, was permitted to meet with the Company’s officers and has received what the Purchaser believes to be complete and satisfactory answers to any such inquiries.  Neither such inquiries nor any other due diligence investigation conducted by the Purchaser or any of its respective representations will modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained herein.  The Purchaser understands that its investment in the securities offered hereby involves a high degree of risk, including without limitation the risks and uncertainties disclosed in the SEC Reports.  The Purchaser acknowledges it has reviewed the disclosures presented under the caption “Risk Factors” in the Company’s SEC Reports;

(i)                                    it understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Notes; and

(j)                                    it is a resident of the jurisdiction set forth under Purchaser’s name in Schedule I.

ARTICLE IV

CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS

The obligation of the Purchaser to purchase and pay for the Note being purchased by it on the Closing Date is, at its option, subject to the satisfaction, on or before the Closing Date of the following conditions:

(a)                                  Security and Pledge Agreement.  A Security and Pledge Agreement by and among the Company, DynTek Services, Inc., and the holder of the Note, in the form attached as Exhibit B

(the “Security and Pledge Agreement”) and other similar instruments and documents, will have been executed and delivered to the Purchaser by a duly authorized officer of the Company and a duly authorized officer of each of the subsidiaries of the Company party thereto.

(b)                                  Legal Opinion.  The Purchaser will have received an opinion of the Company’s counsel, dated the Closing Date, with respect to legal matters customary for transactions of this type, in a form reasonably acceptable to the Purchaser.

(c)                                  Representations and Warranties to be True and Correct.  The representations and warranties contained in Article II will be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except to the extent that the representation or warranty speaks to a specific date), and the President and Chief Financial Officer of the Company will have certified to such effect to the Purchaser in writing.

(d)                                  Performance.  The Company will have performed and complied in all material respects with all covenants and agreements contained herein required to be performed or complied with by it prior to or at the Closing Date and the President and Chief Financial Officer of the Company will have certified to the Purchaser in writing to such effect and to the further effect that all of the conditions set forth in this Article IV have been satisfied.

(e)                                  All Proceedings to be Satisfactory.  All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto will be satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser and its counsel will have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

(f)                                    Supporting Documents.  The Purchaser and its counsel will have received copies of the following documents:

(i)                                     (A) the Certificate of Incorporation of the Company, as amended, certified as of a recent date by the Secretary of State of the State of Delaware, and (B) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company, the payment of all excise taxes by the Company and listing all documents of the Company on file with said Secretary;

(ii)                                  a certificate of the Secretary or an Assistant Secretary of the Company dated the Closing and certifying:  (A) that attached thereto is a true and complete copy of the Bylaws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the Security and Pledge Agreement, the issuance, sale and delivery of the Note, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (C) that the Certificate of Incorporation of the Company has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(B) above; and (D) to the incumbency and specimen signature of each officer of the Company executing any of this Agreement, the Security and Pledge Agreement, the Note and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii); and

(iii)                               such additional supporting documents and other information with respect to the operations and affairs of the Company as the Purchaser or its counsel may reasonably request.

All such documents will be satisfactory in form and substance to the Purchaser and its counsel.

(g)                                 Preemptive and First Refusal Rights.  All stockholders of the Company having any preemptive or first refusal rights with respect to the issuance of the Note will have irrevocably waived the same in writing or all such rights will have expired.

(h)                                 Fees of Purchaser’s Counsel.  The Company will have paid in accordance with Section 7.01 the fees and disbursements of the Purchaser’s counsel invoiced at the Closing; provided, however, that the Purchaser may deduct such amounts from the consideration to be delivered to the Company for the purchase of the Note pursuant to Section 1.01.

ARTICLE V

COVENANTS OF THE COMPANY

The Company agrees that, so long as the Note is outstanding, except to the extent compliance in any case or cases is waived in writing by the then Holder of the Note:

SECTION 5.01.           Financial Statements, Reports, Etc.  The Company will furnish to the Holder:

(a)                                  within ninety (90) days after the end of each fiscal year of the Company a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year and the related consolidated statements of income for the fiscal year then ended, prepared in accordance with GAAP and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company;

(b)                                  within forty five (45) days after the end of each fiscal quarter in each fiscal year a consolidated balance sheet of the Company and its subsidiaries, if any, and the related consolidated statements of income unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Company, such consolidated balance sheet to be as of the end of such fiscal quarter and such consolidated statements of income to be for such fiscal quarter and for the period from the beginning of the fiscal year to the end of such fiscal quarter;

(c)                                  promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries of the type described in Section 2.09 of this Agreement that could materially adversely affect the Company or any of its subsidiaries, if any;

(d)                                  promptly upon sending, making available or filing the same, all press releases, reports and financial statements that the Company sends or makes available to its stockholders or directors or files with the SEC; and

(e)                                  promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company and its subsidiaries as such Purchaser reasonably may request.

Notwithstanding this Section 5.01, so long as the Company is required to make filings pursuant to the Exchange Act and makes such filings in a timely manner, the Company will be deemed to have furnished to the Holder the financial statements and other reports required by this Section 5.01.

SECTION 5.02.           Corporate Existence; Maintenance of Business.  The Company will, and will cause each of its subsidiaries to, preserve and maintain its existence.  The Company will, and will cause each of its subsidiaries to, preserve and keep in force and effect all licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary to the conduct of its business where the failure to do so could reasonably be expected to have a material adverse effect.

SECTION 5.03.           Properties, Insurance.  The Company will maintain as to its properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance will be deemed by the Company to be sufficient.

SECTION 5.04.           Use of Proceeds.  The Company will use the proceeds from the sale of the Note, less the amounts withheld pursuant to Section 7.01, solely for the purposes set forth on Schedule III.

SECTION 5.05.           Compliance with Laws.  The Company will comply with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

SECTION 5.06.           Keeping of Records and Books of Account.  The Company will keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business will be made.

SECTION 5.07.           Dividends and Certain Other Restricted Payments.  The Company will not, nor will it permit any of its subsidiaries to, (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or other equity interests or (b) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its capital stock or other equity interests or any warrants, options, or similar instruments to acquire the same.

SECTION 5.08.           Material Contracts.  The Company will not, nor will it permit any of its subsidiaries to, enter into any contract, agreement or business arrangement which requires annual expenditures of $2,500,000 or more.

SECTION 5.09.           Capital Expenditures.  The Company will not, nor will it permit any of its subsidiaries to, incur any Capital Expenditures other than in the ordinary course consistent with past practice.  For purposes of this Agreement, “Capital Expenditures” means, with respect to any person or entity for any period, the aggregate amount of all expenditures (whether paid in cash or accrued as a liability) by such person or entity during that period for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to property, plant, or equipment (including replacements, capitalized repairs, and improvements) which should be capitalized on the balance sheet of such person or entity in accordance with GAAP.

SECTION 5.10.           Mergers, Consolidations and Asset Sales.  The Company will not, nor will it permit any of its subsidiaries to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or any substantial part of its assets. The Company will not, nor will it permit any of its subsidiaries to sell, transfer, lease or otherwise make any Substantial Asset Sale (as such term is defined below) for consideration other than cash while the Note or any part thereof remains outstanding.  For purposes of this Agreement, “Substantial Asset Sale” means any voluntary or involuntary sale or series of sales of the Company’s assets (including casualty losses or condemnations)  which generate(s) (i)  gross proceeds of $100,000 or more in the case of a single-asset sale, or (ii) aggregate gross proceeds of $100,000 or more over any 12-month period in the case of a series of asset sales.

SECTION 5.11.           Acquisitions.  The Company will not, nor will it permit any of its subsidiaries to, directly or indirectly, acquire all or any substantial part of the assets or business of any other entity or division thereof.

SECTION 5.12.           Prepayment of Indebtedness.  The Company will not, nor will it permit any of its subsidiaries, to prepay any indebtedness for borrowed money; provided, however, that this Section 5.12 will not (i) prohibit the Company from redeeming the Note pursuant to the terms of this Agreement or (ii) prohibit the Company from redeeming either the Senior Note (as such term is defined in that certain Note Purchase Agreement, dated as of March 8, 2006, by and among the Company, SACC Partners, L.P., Lloyd I. Miller, III and the Purchaser (as amended or modified from time to time) (the “March 2006 NPA”) or the Junior Notes (as defined in the March 2006 NPA) pursuant to the terms of the March 2006 NPA.

SECTION 5.13.           Issuance of Shares.  The Company will not, nor will it permit any of its subsidiaries to issue, assign, sell or transfer any shares of capital stock or other equity interests of the Company or such subsidiary; provided, however, that the foregoing will not operate to prevent (a) Liens on the capital stock or other equity interests of subsidiaries of the Company pursuant to (i) the Security and Pledge Agreement dated March 8, 2006, by and among the Company, DSI, SACC Partners, L.P. and Lloyd Miller, III, as amended from time to time (the “March Senior Security Agreement”), (ii) the Security and Pledge Agreement dated March 8, 2006, by and among the Company, DSI, and the Purchaser, as amended from time to time (the “March Junior Security Agreement”), or (iii) the Security and Pledge Agreement (as defined in Article IV(a)); (b) the issuance of Common Stock upon conversion of the Note; (c) the issuance of options or rights to purchase Common Stock under the Company’s equity incentive plans, as amended, in effect as of the date hereof, or the issuance of shares of Common Stock upon the exercise thereof; or (d) the issuance of shares of Common Stock upon the exercise or conversion of securities exercisable or convertible into shares of the Company’s Common Stock that are outstanding as of the date hereof or otherwise permitted to be issued under this Section 5.13.

SECTION 5.14.           Executive and Officer Compensation.  The Company will not, nor will it permit any of its subsidiaries to, grant any increase in the compensation of officers or executive employees (excluding any such increase required under a currently effective employment agreement by and between such officer or executive employee and the Company).

SECTION 5.15.           Change in the Nature of Business.  The Company will not, nor will it permit any of its subsidiaries to, engage in any business or activity other than the general nature of the business engaged in by it as of the Closing Date or discontinue its engagement in any business or activity engaged in by it as of the Closing Date.

SECTION 5.16.           Compliance with Security and Pledge Agreement.  The Company and DSI will comply at all times with all of the terms and conditions of the Security and Pledge Agreement.

SECTION 5.17.           Deposit Account.  Within (i) ten (10) business days after the Closing Date, the Company shall take all necessary actions to execute, deliver and establish a control agreement by and for the benefit of the Purchaser in respect of that certain deposit account held by the Company at LaSalle Bank Midwest N.A.(Account No. 6856286387 and ABA No. 07200805) and such control agreement shall be in form and substance reasonably satisfactory to the Purchaser and accompanied by an opinion of counsel to the Company addressed to the Purchaser regarding the creation and perfection of the

Purchaser’s respective security interests in such deposit account and such other matters as the Purchaser may reasonably request.  Notwithstanding anything herein to the contrary, the parties acknowledge and agree that that certain Agreement Re:  Pledged Accounts, effective as of March 8, 2006, by and among, LaSalle Bank Midwest National Association, the Company, and SACC Partners, L.P., a Delaware limited partnership, Lloyd I. Miller III and Trust A-4 - Lloyd I. Miller, shall be deemed to have satisfied the Company’s obligations set forth in this Section 5.17; provided, however, that once all of the outstanding principal amount of debt owed by the Company under the March 2006 NPA is paid off in full, the Company shall promptly thereafter take all necessary actions to execute, deliver and establish a deposit control agreement by and for the benefit of the Purchaser in respect of deposit accounts held by the Company and/or its subsidiaries as the Purchaser shall so request.  In connection with the foregoing proviso, the Company shall provide to the Purchaser a listing of all deposit accounts held by the Company and its subsidiaries promptly after such time as all debt under the March 2006 NPA is paid off in full.

ARTICLE VI

REGISTRATION

SECTION 6.01.           Piggyback Registration.  If, at anytime prior to the fifth anniversary of this Agreement, the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holder) the sale of any of its securities under the Securities Act, then the Company will promptly give the Holder written notice thereof and will use its reasonable best efforts to include in such registration (A) all or any part of the shares of Common Stock issuable by the Company upon the exercise of the Note (the “Registrable Securities”).  This requirement does not apply to Company registrations on Form S-4 or S-8 or their equivalents relating to equity securities to be issued solely in connection with an acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans.  The Holder must give its request for registration under this paragraph to the Company in writing within 10 days after receipt from the Company of notice of such pending registration.  If the registration for which the Company gives notice is a public offering involving an underwriting, the Company will so advise the Holder as part of the above-described written notice.  In that event, if the managing underwriter(s) of the public offering impose a limitation on the number of shares of Common Stock that may be included in the Registration Statement because, in such underwriter(s)’ judgment, such limitation would be necessary to effect an orderly public distribution, then the Company will be obligated to include only such limited portion, if any, of the Registrable Securities with respect to which the Holder has requested inclusion hereunder.  Any exclusion of Registrable Shares will be made pro rata among all holders of the Company’s securities seeking to include shares of Common Stock in proportion to the number of shares of Common Stock sought to be included by those holders.  However, the Company will not exclude any Registrable Securities unless the Company has first excluded all outstanding securities the holders of which are not entitled by right to inclusion of such securities in such Registration Statement or are not entitled pro rata inclusion with the Registrable Securities.

SECTION 6.02.           Mandatory Registration.  If, at anytime on or after the one year anniversary of this Agreement, the resale of any Registrable Securities have not been registered by the Company pursuant to Section 6.01 hereof, the Purchaser may deliver notice to the Company to require that the Company register all Registrable Securities on a registration statement on Form S-1, or other form then available to the Company under applicable SEC rules and regulations (the “Registration Statement”), covering the resale of all of the Registrable Securities.  The date on which the Company receives such notice is referred to herein as the “Demand Date.”  The Company shall use commercially reasonable best efforts (i) to cause such Registration Statement to be filed under the Securities Act as promptly as practicable after receipt of notice of such demand, but in any event not more than 30 days following the Demand Date and (ii) to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable, but in any event no later than 90 days following the Demand Date (the “Demand Effective Date”).  However, so long as the Company has filed the Registration Statement within 30 days after the Demand Date, (a) if the SEC takes the position that registration of the resale of the Registrable Securities by the Holder is not available under applicable laws, rules and regulations and that the Company must register the offering of the Registrable Securities as a primary offering by the Company, or (b) if the Registration Statement receives SEC review, then the Demand Effective Date will be the 120th day after the Demand Date.  In the case the SEC takes the position that resale registration is not available, the Company will, within 40 business days after the date the Company receives such SEC response, file a Registration Statement as a primary offering.  The Company’s best efforts will include, without limitation, promptly responding to all comments received from the staff of the SEC.  If the Company receives notification from the SEC that the Registration Statement will receive no action or review from the SEC, then the Company will cause the Registration Statement to become effective within five business days after such SEC notification, if permitted by the SEC and applicable rules and regulations.  Once the Registration Statement is declared effective by the SEC, the Company will cause the Registration Statement to remain effective throughout the Registration Period, except as permitted under this Section.  “Registration Period” means the period between the Demand Date and the earlier of the date on (i) which (x) all of the Registrable Securities have been sold by the Holder pursuant to a Registration Statement and (y) are freely tradable under the Securities Act, or (ii) all the Registrable Securities may be immediately sold by the Holder without registration and without restriction as to the number of Registrable Securities to be sold, pursuant to Rule 144 or otherwise.  On the date of each monthly anniversary of the date on which any breach of this Section 6.02 first occurs (including failure to file a Registration Statement or to cause a Registration Statement to be declared effective within the time periods set forth herein) until the applicable default is cured (each, a “Payment Date”), the Company shall issue to the Holder as damages additional shares of the Company’s Common Stock equal to 2.0% of the aggregate amount of the Registrable Securities, and all such shares shall become Registrable Securities; provided, however, that the total number of shares of the Company’s Common Stock payable pursuant to this Section 6.02 to the Holder shall not exceed the number of shares, less one share, which, if issued, would have, at the time of the Closing Date or Payment Date, required stockholder approval of such issuance pursuant to Section 4350(i)(1)(D) of the Nasdaq Marketplace Rules, or other applicable rules and regulations of another exchange if the Company’s securities are listed for trading on such other exchange, if the Company is then subject to any such rule.  In the event the number of shares of the Company’s Common Stock issuable under this Section 6.02 is restricted by the limitations of the previous sentence, the Company may waive such limitation or, at the Company’s election, the balance of the damages payable by the Company pursuant to this Section 6.02 may be paid in cash (valuing the shares not so issued at the average of the closing prices of the Company’s Common Stock over the twenty (20) trading days immediately preceding the one-month anniversary of the default which requires the issuance of shares) on the applicable Payment Date in accordance with payment instructions provided by the Purchaser.

SECTION 6.03.           Continued Effectiveness of Registration Statement.  Subject to the limitations set forth in Section 6.08, the Company will keep the Registration Statement covering the Registrable Securities effective under Rule 415 at all times during the Registration Period.  In the event that the number of shares available under a Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities issued, the Company will, if permitted by the SEC, either amend the Registration Statement or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover all of the Registrable Securities.  The Company will use its reasonable best efforts to file such amendment or new Registration Statement as soon as practicable, but in no event later than 30 business days after the necessity therefor arises (based upon the market price of the Common Stock and other relevant factors on which the Company reasonably elects to rely).  The Company will use its best efforts to cause such amendment or new Registration Statement to become effective as soon as is practicable after the filing thereof, but in no event later than 90 days after the date on which the Company reasonably first determines the need therefor, if permitted by the SEC.

SECTION 6.04.           Accuracy of Registration Statement.  Any Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) filed by the Company covering Registrable Securities will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.  The Company will prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to permit sales pursuant to such Registration Statement at all times during the Registration Period, and, during such period, will comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until the termination of the Registration Period, or if earlier, until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement.

SECTION 6.05.           Furnishing Documentation.  The Company will furnish to the Holder, or to its legal counsel, (a) promptly after such document is filed with the SEC, one copy of any Registration Statement filed pursuant to this Agreement and any amendments thereto, each preliminary prospectus and final prospectus and each amendment or supplement thereto; and (b) a number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto, and such other documents as the Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Holder.  The Company will promptly notify by facsimile or email the Holder of the effectiveness of any Registration Statement and any post-effective amendment.

SECTION 6.06.           Additional Obligations.  The Company will use its best efforts to (a) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or blue sky laws of such jurisdictions as the Holder reasonably requests, (b) prepare and file in those jurisdictions any amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain their effectiveness during the Registration Period, (c) take any other actions necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (d) take any other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions.  Notwithstanding the foregoing, the Company is not required, in connection with such obligations, to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.06, (ii) subject itself to general taxation in any such jurisdiction, (iii) file a general consent to service of process in any such jurisdiction, (iv) provide any undertakings that cause material expense or material burden to the Company, or (v) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

SECTION 6.07.           Underwritten Offerings.  If the Holder selects an underwriter or underwriters reasonably acceptable to the Company for an underwritten offering, the Company will enter into and perform its obligations under an underwriting agreement in usual and customary form including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering.

SECTION 6.08.           Suspension of Registration.

(a)                                  The Company will notify (by telephone and also by facsimile and reputable overnight courier) the Holder of the happening of any event of which the Company has knowledge as a result of which the prospectus included in a Registration Statement as then in effect includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Company will make such notification as promptly as practicable (but in no event more than two business days) after the Company becomes aware of the event, will promptly (but in no event more than ten business days) prepare and file a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and will deliver a number of copies of such supplement or amendment to the Holder as it may reasonably request.

(b)                                  Notwithstanding the obligations under Section 6.08(a), if in the good faith judgment of the Company, following consultation with legal counsel, it would be detrimental to the Company and its stockholders for resales of Registrable Securities to be made pursuant to a Registration Statement due to the existence of a material development or potential material development involving the Company which the Company would be obligated to disclose in such Registration Statement, but which disclosure would be premature or otherwise inadvisable at such time or would reasonably be expected to have a material adverse effect upon the Company and its stockholders, the Company will have the right to suspend the use of such Registration Statement for a period of not more than forty-five (45) days; provided, however, that the Company may so defer or suspend the use of a Registration Statement no more than one time in any twelve-month period.

(c)                                  Subject to the Company’s rights under this Article VI, the Company will use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement and, if such an order is issued, will use its best efforts to obtain the withdrawal of such order at the earliest possible time and to notify the Holder of the issuance of such order and the resolution thereof.

(d)                                  Notwithstanding anything to the contrary contained in this Agreement, if the use of a Registration Statement is suspended by the Company, the Company will promptly (but in no event more than two business days) give notice of the suspension to the Holder, and will promptly (but in no event more than two business days) notify the Holder as soon as the use of such Registration Statement may be resumed.

SECTION 6.09.           Transfer Agent; Registrar.  The Company will provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of a Registration Statement.

SECTION 6.10.           Share Certificates.  The Company will cooperate with the Holder and with the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to a Registration Statement and will enable such certificates to be in such denominations or amounts as the case may be, and registered in such names as the Holder or the managing underwriter(s), if any, may reasonably request.

SECTION 6.11.           Plan of Distribution.  At the reasonable request of the Holder, the Company will promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement, and the prospectus used in connection with such Registration Statement, as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

SECTION 6.12.           Securities Laws Compliance.  The Company will comply with all applicable laws related to any Registration Statement relating to the offer and sale of Registrable

Securities and with all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act, the Exchange Act and the rules and regulations promulgated by the SEC).

SECTION 6.13.           Further Assurances.  The Company will take all other reasonable actions as the Holder or the underwriters, if any, may reasonably request to expedite and facilitate disposition by the Holder of the Registrable Securities pursuant to any Registration Statement.

SECTION 6.14.           Expenses.  The Company will bear all reasonable expenses, other than underwriting discounts and commissions, and transfer taxes, if any, incurred in connection with registrations, filings or qualifications pursuant to Article VI of this Agreement, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of the Holder’s legal counsel.

SECTION 6.15.           Indemnification.  In the event that any Registrable Securities are included in a Registration Statement under this Agreement:

(a)                                  To the extent permitted by law, the Company will indemnify, defend and hold harmless the Holder, and agents, employees, attorneys, accountants, underwriters (as defined in the Securities Act) for the Holder and any directors or officers of such Holder or such underwriter and any person who controls the Holder or such underwriter within the meaning of the Securities Act or the Exchange Act (each, a “Holder Indemnified Person”) against any losses, claims, damages, expenses or liabilities (collectively, and together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened in respect thereof, “Claims”) to which any of them become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims arise out of or are based upon any of the following statements, omissions or violations in a Registration Statement filed pursuant to this Agreement, any post-effective amendment thereof or any prospectus included therein:  (a) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) any untrue statement or alleged untrue statement of a material fact contained in the prospectus or any preliminary prospectus (as it may be amended or supplemented) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (c) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any other law, including without limitation any state securities law or any rule or regulation thereunder (the matters in the foregoing clauses (a) through (c) being, collectively, “Violations”).  Subject to the restrictions set forth herein with respect to the number of legal counsel, the Company will reimburse the Holder and each such attorney, accountant, underwriter or controlling person and each such other Holder Indemnified Person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any Claim.  Notwithstanding anything to the contrary contained herein, the indemnification contained in this Section 6.15 (i) does not apply to a Claim by a Holder Indemnified Person arising out of or based upon a Violation that occurs in reliance upon and in conformity with information furnished in writing to the Company by such Holder Indemnified Person expressly for use in each Registration Statement or any such amendment thereof or supplement thereto, if such prospectus or supplement thereto was timely made available by the Company; and (ii) does not apply to amounts paid in settlement of any Claim if such settlement is made without the prior written consent of the Company, which consent will not be unreasonably withheld. This indemnity obligation will remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Persons and will survive the transfer of the Registrable Securities by the Holder.

(b)                                  In connection with any Registration Statement in which the Holder is participating, such Holder will indemnify and hold harmless, the Company, each of its directors, each of its officers who signs any Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, and any other stockholder selling securities pursuant to a Registration Statement or any of its directors or officers or any person who controls such stockholder within the meaning of the Securities Act or the Exchange Act (each a “Company Indemnified Person”) against any Claim to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Purchaser expressly for use in such Registration Statement.  Such Holder will promptly reimburse each Company Indemnified Person for any legal or other expenses (promptly as such expenses are incurred and due and payable) reasonably incurred by them in connection with investigating or defending any such Claim.  However, the indemnity agreement contained in this section does not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Holder, which consent will not be unreasonably withheld, and the Holder will not be liable under this Agreement for the amount of any Claim that exceeds the net proceeds actually received by the Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.  This indemnity will remain in full force and effect regardless of any investigation made by or on behalf of a Company Indemnified Party and will survive the transfer of the Registrable Securities by the Holder.

(c)                                  If any proceeding shall be brought or any claim asserted against any person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, however, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

(d)                                  An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Indemnified Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding; or (iii) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the reasonable expense of the Indemnifying Party; provided, however, that in no event shall the Indemnifying Party be responsible for the fees and expenses of more than one separate counsel).  The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on Claims that are the subject matter of such proceeding.

(e)                                  Subject to the foregoing, all reasonable fees and expenses of the Indemnified Party (including fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) business days of written notice thereof to the Indemnifying Party, which notice shall be delivered no more frequently than on a monthly basis (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

SECTION 6.16.                                    Transfer.  The rights of the Holder hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, may be assigned by the Holder to transferees or assignees of all or any portion of the Registrable Securities, but only if (a) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (c) after such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, (e) such transfer is made in accordance with the applicable requirements of this Agreement, and (f) the transferee is an “accredited investor” as that term is defined in Rule 501 of Regulation D.

ARTICLE VII

MISCELLANEOUS

SECTION 7.01.           Expenses.  Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions will be consummated; provided, however, that the Company will pay the reasonable fees and disbursements of the Purchaser’s special counsel, Andrews Kurth LLP, in connection with such transactions, upon delivery of a reasonably itemized invoice setting forth the services performed by such special counsel in connection with such transactions.  The Purchaser may deduct such fees from the amount to be delivered for the purchase of the Note pursuant to Section 1.01.  The Company shall also promptly pay upon demand the fees and disbursements of the Purchaser’s counsel incurred in connection with any amendments, modifications, supplements or waivers in connection with this Agreement or any ancillary document related thereto upon delivery of a reasonably itemized invoice setting forth the services performed by such special counsel in connection with such transactions.

SECTION 7.02.           Survival of Agreements.  All covenants, agreements, representations and warranties made in this Agreement, the Security and Pledge Agreement or any certificate or instrument delivered to the Purchaser pursuant to or in connection with this Agreement or the Security and Pledge Agreement will survive the execution and delivery of this Agreement or the Security and Pledge Agreement, the issuance, sale and delivery of the Note, and with respect to the Note, until the repayment of the Note in full.

SECTION 7.03.           Brokerage.  Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

SECTION 7.04.           Parties in Interest.  All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.  Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchaser will inure to the benefit of any and all subsequent Holders from time to time of the Note.

SECTION 7.05.           Notices.  All notices, requests, consents and other communications hereunder will be in writing and will be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or recognized overnight courier service, addressed as follows:

if to the Company:	19700 Fairchild Road, Suite 230
Irvine, California 92612
fax: (949) 955-0086
Attention: Chief Financial Officer

with a copy to:	Christopher D. Ivey, Esq.
Stradling Yocca Carlson & Rauth
660 Newport Center Drive, Suite 1600
Newport Beach, CA 92660
fax: (949) 725-4100

If to the Purchaser, at the address of such Purchaser set forth in Schedule I, and

with a copy to:	Paul N. Silverstein, Esq.
Andrews Kurth LLP
450 Lexington Avenue
New York, NY 10017
fax: (212) 850-2929

SECTION 7.06.           Governing Law.  This Agreement will be governed by and construed in accordance with the substantive laws of the State of California without regard for conflicts of laws or choice of laws principles.

SECTION 7.07.           Entire Agreement.  This Agreement, including the Schedules and Exhibits hereto, along with the Note and the Security and Pledge Agreement, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof.  All Schedules and Exhibits hereto are hereby incorporated herein by reference.  There are no other agreements of the parties and no party is relying on any representations of the other not expressly set forth herein or any ancillary document related hereto or thereto.  All Schedules and Exhibits hereby are hereby incorporated herein by reference.

SECTION 7.08.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

SECTION 7.09.           Amendments.  This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the Holder of the Note.

SECTION 7.10.           Severability.  If any provision of this Agreement will be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement will not be affected thereby.

SECTION 7.11.           Titles and Subtitles.  The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

SECTION 7.12.           No Publicity.  Except as expressly provided below, no party will make, issue or release any public announcement, press release, statement or acknowledgment (collectively, “Public Announcement”) of the existence of, or reveal publicly the terms, conditions and status of, the transactions contemplated hereby, without the prior written consent of the other party as to the content and time of release of and the media in which such Public Announcement is to be made; provided, however, that in the case of a Public Announcement which a party is required by law to make, issue or release, the making, issuing or releasing of any such Public Announcement, by a party so required to do so will not constitute a breach if such party has given, to the extent reasonably possible, not less than two (2) business days prior notice to the other party, and has attempted, to the extent reasonably possible, to allow the other party to review and approve such Public Announcement; provided further, however, that upon the Company’s making of a Public Announcement regarding the existence of, or the terms, conditions and status of, the transactions contemplated hereby, whether pursuant to the filing of a Form 8-K or otherwise, subject to the consent of the Company, which consent may not be unreasonably withheld, the Purchaser may advertise the closing of the transactions contemplated by this Agreement, and make appropriate announcements of the financial arrangements entered into among the parties hereto, including, without limitation, announcements commonly known as tombstones, in such trade publications, business journals, newspapers of general circulation and to such selected parties as the Purchaser will deem reasonably appropriate.

SECTION 7.13.           Usury Savings Clause.  The parties intend to comply at all times with applicable usury laws.  If at any time such laws would render usurious any amounts due under the Note under applicable law, then it is the parties’ express intention that the Company not be required to pay interest on the Note at a rate in excess of the maximum lawful rate, that the provisions of this Section 7.13 will control over all other provisions of the Note which may be in apparent conflict hereunder, that such excess amount will be immediately credited to the principal balance of the Note (or, if the Note has been fully paid, refunded by the Holder to the Company), and the provisions thereof will immediately reformed and the amounts thereafter decreased, so as to comply with the then applicable usury law, but also so as to permit the recovery of the fullest amount otherwise due under the Note.  The Company hereby represents and warrants that its assets are sufficient to meet the requirements for exemption from the usury laws of the State of California as provided by Section 25118 of the California Corporations Code or any successor statute.

SECTION 7.14.           Further Assurances.  The Company agrees to (i) execute and deliver, or cause to be executed and delivered, all such other and further agreements, documents and instruments and (ii) take or cause to be taken all such other and further actions as the Purchaser may reasonably request to effectuate the intent and purposes, and carry out the terms, of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Company and the Purchaser have executed this Junior Secured Convertible Promissory Note Purchase Agreement as of the day and year first above written.

DYNTEK, INC.

By:	/s/ Casper W. Zublin, Jr.
Name: Casper W. Zublin, Jr.
Title: Chief Executive Officer

PURCHASER:

TRUST A-4 - LLOYD I. MILLER

By:  PNC Bank, National Association,

Its:  Trustee

By:	/s/ Lloyd I. Miller, III
Name: Lloyd I. Miller, III
Title: Investment Advisor to Trustee